Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-146874) on Form S-8 of Digital Ally, Inc. of our report dated March 3, 2008 relating to our audit of the financial statements, which appears in the Annual Report on Form 10-KSB of Digital Ally, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Kansas City, Missouri

July 31, 2008